EXHIBIT 12

                      Ratio of Earnings to Fixed Charges
     and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                            (Dollars in millions)



                                           Nine Months Ended
                                       August 31,        August 31,
                                          1997              1996
Ratio of Earnings to Fixed
Charges

Earnings:
  Income before income taxes             $ 2,917          $ 2,386
  Add: Fixed charges, net                  8,027            6,998
    Income before income taxes and       -------          -------
     fixed charges, net                  $10,944          $ 9,384


Fixed charges:
  Total interest expense                 $ 7,952          $ 6,927
  Interest factor in rents                    74               70
                                         -------          -------
    Total fixed charges                  $ 8,026          $ 6,997


Ratio of earnings to fixed                   1.4              1.3
charges

Ratio of Earnings to Fixed
Charges and Preferred Stock
Dividends

Earnings:
  Income before income taxes             $ 2,917          $ 2,386
  Add: Fixed charges, net                  8,027            6,998
                                          ------           ------
    Income before income taxes
      and fixed charges, net             $10,944          $ 9,384


Fixed charges:
  Total interest expense                 $ 7,952          $ 6,927
  Interest factor in rents                    74               70
  Preferred stock dividends                   85               74
                                         -------          -------
    Total fixed charges and
      preferred stock dividends          $ 8,111          $ 7,071


Ratio of earnings to fixed                   1.3              1.3
charges and preferred stock
dividends


                                                               Fiscal Year

                                       1996         1995          1994           1993          1992
Ratio of Earnings to Fixed
Charges

Earnings:
  Income before income taxes          $ 3,117       $ 2,292       $ 1,962       $ 2,175        $ 1,546
  Add: Fixed charges, net               9,026         8,285         6,787         5,705          5,394
                                      -------       -------       -------       -------        -------
Income before income taxes and        $12,143       $10,577       $ 8,749       $ 7,880        $ 6,940
   fixed charges, net                 -------       -------       -------       -------        -------
Fixed charges:
  Total interest expense              $ 8,934       $ 8,190       $ 6,697       $ 5,620        $ 5,346
  Interest factor in rents                 92            95            90            85             80
                                      -------       -------       -------       -------        -------
    Total fixed charges               $ 9,026       $ 8,285       $ 6,787       $ 5,705        $ 5,426


Ratio of earnings to fixed                1.3           1.3           1.3           1.4            1.3
charges

Ratio of Earnings to Fixed
Charges and Preferred Stock
Dividends

Earnings:
  Income before income taxes          $ 3,117       $ 2,292       $ 1,962       $ 2,175        $ 1,546
  Add: Fixed charges, net               9,026         8,285         6,787         5,705          5,394
                                      -------       -------       -------       -------        -------
    Income before income taxes and
    fixed charges, net                $12,143       $10,577       $ 8,749       $ 7,880        $ 6,940
                                      -------       -------       -------       -------        -------

Fixed charges:
  Total interest expense              $ 8,934       $ 8,190       $ 6,697       $ 5,620        $ 5,346
  Interest factor in rents                 92            95            90            85             80
  Preferred stock dividends               101            95            94            83             81
    Total fixed charges and           -------       -------       -------       -------        -------
    preferred stock dividends         $ 9,127       $ 8,380       $ 6,881       $ 5,788        $ 5,507


Ratio of earnings to fixed                1.3           1.3           1.3           1.4            1.3
charges and preferred stock
dividends


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(1)  For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). Additionally, "earnings" in 1992 excludes a nonrecurring gain of $32.1 million from the initial public offering of 25.7% of SPS Transaction Services, Inc. For purposes of calculating both ratios, fixed charges include interest expenses, capitalized interest and that portion of rentals representative of an interest factor.